Exhibit 99.1

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Mondelēz International Names Volker Kuhn

Executive Vice President for Europe

CHICAGO, December 3, 2024 – Mondelēz International (Nasdaq: MDLZ) today announced the appointment of Volker Kuhn as Executive Vice President and President, Europe, effective April 1, 2025, reporting directly to Chair and Chief Executive Officer Dirk Van de Put. Kuhn will replace Vinzenz Gruber, who has announced his retirement from the Company, also effective April 1, 2025. Kuhn will join the organization on January 6, 2025, partnering with Gruber to ensure a smooth transition.

Kuhn joins Mondelēz from Reckitt’s hygiene business, its largest global unit, where he delivered top- and bottom-line performance acceleration driven by innovation, consumer centricity and category growth. Earlier, he served as Reckitt’s Chief Transformation Officer.

Before Reckitt, Kuhn spent 26 years with Procter & Gamble, leading several critical growth accelerations, turnarounds and business transformations across Europe, North America, the Middle East and Africa. Among many accomplishments, he led the successful carve-out and divestiture of Duracell from P&G to Berkshire Hathaway. His experience spans multiple consumer products categories, including 10 years leading the Pringles Snacks division in Europe, as well as expertise across disciplines including finance, brand marketing, business development and general management.

“We’re delighted to welcome Volker Kuhn to our Mondelēz International family,” Van de Put said. “His breadth and depth of international consumer packaged goods experience, coupled with his track record of impressive results and leadership impact, position him well to accelerate growth in our European region while continuing to strengthen consumer loyalty to our iconic brands.”

Kuhn serves as Chairman and a Non-Executive Board member of FROSTA AG, a leading European frozen food company. He is fluent in German, English, and French. He earned a master’s degree in economics and finance from the University of Fribourg, and he holds dual German and Swiss citizenship.

“On behalf of Team Mondelēz, and especially our European colleagues, I’d like to thank Vince for his strong leadership and passionate dedication in driving commercial and operational excellence, consumer loyalty, and employee development,” Van de Put said. “With Vince at the helm, we have advanced core brands including Cadbury, Milka and Oreo across Europe, while expanding into exciting adjacencies such as snack bars, cakes and pastries – setting up the business for continued growth and success. We wish him the very best in retirement.”

About Mondelēz International

Mondelēz International, Inc. (Nasdaq: MDLZ) empowers people to snack right in over 150 countries around the world. With 2023 net revenues of approximately $36 billion, MDLZ is leading the future of snacking with iconic global and local brands such as Oreo, Ritz, LU, Clif Bar and Tate’s Bake Shop biscuits and baked snacks, as well as Cadbury Dairy Milk, Milka and Toblerone chocolate. Mondelēz International is a proud member of the Standard and Poor’s 500, Nasdaq 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow the company on X at x.com/MDLZ.

Forward-Looking Statements

This press release contains forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “plan,” “continue” and similar expressions are intended to identify these forward-looking statements, including, but not limited to, statements of belief or expectation and statements about Mondelēz International’s leadership position in snacking. These forward-looking statements are subject to change and to inherent risks and uncertainties, many of which are beyond Mondelēz International’s control, which could cause Mondelēz International’s actual results or outcomes to differ materially from those projected or assumed in these forward-looking statements. Please also see Mondelēz International’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission, including its most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be other factors not presently known to Mondelēz International or which it currently considers to be immaterial that could cause Mondelēz International’s actual results to differ materially from those projected in any forward-looking statements it makes. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.